                                                                EXHIBIT 10.02
                                                                -------------

                          SECOND AMENDED AND RESTATED

                          UNDERWRITING AND CONTINUING

                              INDEMNITY AGREEMENT

                                     dated

                                August 19, 1998

                                     among

                     GREAT LAKES DREDGE & DOCK CORPORATION,

                          CERTAIN OF ITS SUBSIDIARIES

                                      and

                          RELIANCE INSURANCE COMPANY,

                       UNITED PACIFIC INSURANCE COMPANY,

                   RELIANCE NATIONAL INSURANCE COMPANY, and

                            RELIANCE SURETY COMPANY

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I    DEFINITIONS....................................................   2

     1.1   DEFINED TERMS....................................................   2
     1.2   USE OF DEFINED TERMS.............................................  12
     1.3   ACCOUNTING PRINCIPLES............................................  13

ARTICLE II   BOND FACILITY..................................................  13

     2.1   BONDS............................................................  13
     2.2   PREMIUM PAYMENT..................................................  13

ARTICLE III  INDEMNIFICATION................................................  13

     3.1   INDEMNITY........................................................  13
     3.2   EXONERATION......................................................  14
     3.3   CASH COLLATERAL..................................................  14
     3.4   WAIVER OF CLAIMS AND HOLD HARMLESS...............................  14
     3.5   WITHDRAWAL FROM AND TERMINATION OF AGREEMENT.....................  15
     3.6   INDEMNITORS AGREE TO BECOME PARTY DEFENDANTS.....................  15
     3.7   INDEMNITORS' WAIVER OF NOTICE....................................  15
     3.8   INDEMNITORS' KNOWING CONSENT TO AGREEMENT........................  15
     3.9   INDEMNITORS' DUTY TO REMAIN INFORMED OF PRINCIPAL'S BUSINESS.....  16
     3.10  ENFORCEABILITY OF RIGHTS DIRECTLY AGAINST INDEMNITORS............  16

ARTICLE IV   CONDITIONS PRECEDENT...........................................  16

     4.1   CONDITION PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT...........  16
     4.2   CONDITIONS PRECEDENT TO ALL BONDS................................  17

ARTICLE V    REPRESENTATIONS AND WARRANTIES.................................  18

     5.1   INCORPORATION, GOOD STANDING, AND DUE QUALIFICATION..............  18
     5.2   CORPORATE POWER AND AUTHORITY....................................  19
     5.3   LEGALLY ENFORCEABLE AGREEMENT....................................  19
     5.4   APPROVALS........................................................  19
     5.5   OWNERSHIP AND LIENS..............................................  19
     5.6   TAXES............................................................  19
     5.7   INSURANCE........................................................  20
     5.8   COMPLIANCE.......................................................  20
     5.9   LITIGATION.......................................................  20
     5.10  SUBSIDIARIES.....................................................  20
     5.11  REAL PROPERTY....................................................  20
     5.12  EQUIPMENT........................................................  20
     5.13  VESSELS..........................................................  20

ARTICLE VI   COVENANTS......................................................  21

     6.1   CORPORATE EXISTENCE..............................................  21
     6.2   MAINTENANCE OF RECORDS...........................................  21
     6.3   MAINTENANCE OF PROPERTIES........................................  21
     6.4   MAINTENANCE OF INSURANCE.........................................  21
     6.5   COMPLIANCE WITH LAWS.............................................  21
     6.6   TAXES............................................................  22
     6.7   BOOKS AND RECORDS................................................  22
     6.8   FINANCIAL RECORDS AND REPORTS....................................  22
     6.9   PRINCIPALS' REPRESENTATION.......................................  22
     6.10  NOTICE OF LITIGATION.............................................  23
     6.11  LIENS............................................................  23
     6.12  DEBT AND CONTINGENT LIABILITIES..................................  23
     6.13  DISPOSITION OF ASSETS; ISSUANCE OF EQUITY........................  25
     6.14  MERGERS..........................................................  26
     6.15  INVESTMENTS......................................................  26
     6.16  DIVIDEND RESTRICTIONS............................................  28
     6.17  RESTRICTIONS UPON CONTRACTS WITH AFFILIATES......................  29
     6.18  NATURE OF BUSINESS...............................................  29
     6.19  NET WORTH........................................................  29
     6.20  NET CURRENT ASSETS...............................................  30
     6.21  SUBORDINATED DEBT AND PAYMENT BLOCKAGE NOTICE....................  30

ARTICLE VII  RIGHTS OF RELIANCE.............................................  31

     7.1   FURTHER ASSURANCES/RELIANCE AS ATTORNEY-IN-FACT..................  31
     7.2   CONTRACT FUNDS HELD IN TRUST.....................................  31
     7.3   RIGHT OF RELIANCE TO SETTLE CLAIMS...............................  31
     7.4   AUTHORITY OF RELIANCE TO MAKE LOANS TO PRINCIPAL.................  32
     7.5   AUTHORITY OF RELIANCE TO AMEND BOND..............................  32
     7.6   RIGHTS OF RELIANCE TO TAKE POSSESSION OF THE WORK................  32
     7.7   DEPOSITORY TRUST ACCOUNTS........................................  32
     7.8   PRESERVATION OF RELIANCE'S RIGHTS................................  33
     7.9   AUTHORITY OF RELIANCE TO ELECT REMEDIES..........................  33

ARTICLE VIII MISCELLANEOUS..................................................  33

     8.1   BENEFICIAL PARTIES...............................................  33
     8.2   JOINT AND SEVERAL................................................  33
     8.3   ATTORNEYS FEES...................................................  33
     8.4   APPLICABLE LAW...................................................  33
     8.5   JURISDICTION FOR SUITS UNDER THIS AGREEMENT......................  34
     8.6   INDEMNITORS WAIVE DEFENSE OF SUBSEQUENT EXECUTION................  34
     8.7   VALIDITY OF AGREEMENT............................................  34
     8.8   ORAL MODIFICATIONS INEFFECTIVE...................................  34
     8.9   NOTICES..........................................................  34

     8.10  REAFFIRMATION AND RESTATEMENT....................................  35
     8.11  CONFIDENTIALITY..................................................  35
     8.12  RELEASE OF LIENS.................................................  35

EXHIBIT A - Form of Supplemental Signature Page
EXHIBIT B - Form of Pledge Agreement
EXHIBIT C - Form of Security Agreement (Accounts Receivable)
EXHIBIT D - Form of Security Agreement (Equipment)
EXHIBIT E - Form of Vessel Mortgage (First)
EXHIBIT F -  Form of Vessel Mortgage (Second)

SCHEDULE 1.1 -   Permitted Liens
SCHEDULE 5.7 -   Insurance
SCHEDULE 5.9  -  Litigation
SCHEDULE 5.10 -  Subsidiaries
SCHEDULE 5.11 -  Real Property
SCHEDULE 5.12 -  Equipment
SCHEDULE 5.13 -  Vessels
SCHEDULE 6.12 -  Existing Debt and Contingent Liabilities
SCHEDULE 6.15 -  Investments

                          SECOND AMENDED AND RESTATED
                          ---------------------------

                          UNDERWRITING AND CONTINUING
                          ---------------------------

                              INDEMNITY AGREEMENT
                              -------------------

     THIS SECOND AMENDED AND RESTATED UNDERWRITING AND CONTINUING INDEMNITY AGREEMENT (the "Agreement"), made and entered into this 19 day of August, 1998,
                ---------
is among (i) GREAT LAKES DREDGE & DOCK CORPORATION, a Delaware corporation

("HOLDINGS"), and the SUBSIDIARIES of HOLDINGS from time to time signatories
----------
hereto (collectively with HOLDINGS, the "INDEMNITORS"), and (ii) RELIANCE
                                         -----------
INSURANCE COMPANY, a Pennsylvania corporation, UNITED PACIFIC INSURANCE COMPANY, a Pennsylvania corporation, RELIANCE NATIONAL INSURANCE COMPANY, a Delaware corporation, and RELIANCE SURETY COMPANY, a Delaware corporation (collectively, the foregoing parties are referred to herein as "RELIANCE").
                                                 --------

                                R E C I T A L S

     WHEREAS, the PRINCIPALS are engaged in the business, among other things, of dredging, dredging reclamation, aggregate mining and supply, and marine construction in the United States and in other countries, and any PRINCIPAL, individually, jointly with others or on behalf of any of its SUBSIDIARIES, AFFILIATES, or divisions or their SUBSIDIARIES, AFFILIATES or divisions now in existence or hereafter formed or acquired, or on behalf of third-party Persons, may desire or be required from time to time in connection with these businesses to deliver certain BOND(s) to OBLIGEES; and

     WHEREAS, certain of the INDEMNITORS, the PRINCIPALS and RELIANCE are parties to that certain Amended and Restated Underwriting and Continuing Indemnity Agreement (the "FIRST AMENDMENT AND RESTATEMENT") dated as of
                          -------------------------------
September 24, 1997, which amended and restated that certain Amended Agreement dated as of October 15, 1991, among certain of the PRINCIPALS, certain AFFILIATES of the PRINCIPALS and RELIANCE (as amended and restated by the FIRST AMENDMENT AND RESTATEMENT, and as otherwise amended or modified, the "ORIGINAL
                                                                      --------
AGREEMENT"); and
---------

     WHEREAS, in accordance with the terms of the ORIGINAL AGREEMENT, RELIANCE has heretofore executed or procured and, upon the express condition that this Agreement and the other UNDERWRITING DOCUMENTS be executed, RELIANCE may continue to execute or procure the execution of BOND(s), and RELIANCE may continue previously executed BOND(s) and may forbear cancellation of such BOND(s); and

     WHEREAS, each of the INDEMNITORS recognizes that BONDS are a necessary and desirable adjunct to the businesses done and to be done by the PRINCIPALS and desires to accommodate the financial, security, indemnity, exoneration and other requirements of RELIANCE as an inducement to RELIANCE to become surety upon obligations of the

PRINCIPALS and has therefore agreed to be bound by this Agreement and the other UNDERWRITING DOCUMENTS to which it is a party and has agreed to exercise its best efforts to permit and require the PRINCIPALS to honor and perform all of the terms of this Agreement; and

     WHEREAS, RELIANCE has agreed to act as surety or procure surety BONDS for the PRINCIPALS, subject to the understanding of the parties that RELIANCE is under no obligation to act as surety for every bond of the PRINCIPALS, that RELIANCE shall have the right to refuse to execute BONDS upon CONTRACTS which in its sole judgment present risks not contemplated by this Agreement and that the PRINCIPALS are under no obligation to obtain BONDS from RELIANCE; and

     WHEREAS, the INDEMNITORS and the PRINCIPALS now desire to amend and restate the ORIGINAL AGREEMENT on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the execution or procurement of any BOND(s) by RELIANCE or the forbearance or cancellation of any existing BOND(s) by RELIANCE and as an inducement to such execution, procurement or forbearance, we, the undersigned PRINCIPALS and INDEMNITORS, agree and bind ourselves, our successors and assigns, jointly and severally, as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION  1.1   DEFINED TERMS.  For the purposes of this Agreement, the
                    -------------
following terms shall have the meanings listed below:

     "AFFILIATE" means, with respect to any PERSON, any other PERSON or group acting in concert with such PERSON that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under the common control with such PERSON. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any PERSON or group of PERSONS, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such PERSON, whether through the ownership of voting securities or by contract or otherwise.

     "AUTHORIZED OFFICER" means, with respect to any PERSON, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller or any vice president of such PERSON.

     "BANK LOAN FACILITY" means that certain Credit Agreement dated as of even date herewith, by and among HOLDINGS, certain corporate affiliates thereof, the financial institutions from time to time parties thereto, and Bank of America National Trust and Savings Association, as administrative agent to such financial institutions, and the documents, instruments and agreements executed and delivered in connection therewith, as all of the same may be amended, restated, supplemented or otherwise modified from time to time and any credit agreement or other agreement or agreements relating to any refinancing, extension, renewal or replacement, in whole or in part, thereof.

     "BOND(s)" means any surety agreements, undertakings, or instruments of guarantee signed by RELIANCE on behalf of any PRINCIPAL, whether executed before or after the execution of this Agreement.

     "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by agreement, contingent, or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person.

     "CONTRACT(s)" means any contract referred to or described in any BOND(s) issued on behalf of any PRINCIPAL.

     "DEBT" means and includes, with respect to any PERSON, (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds (including, without limitation, license, bid, performance, lien or payment bonds), debentures, notes or other similar instruments, (iii) obligations which have been incurred in connection with the acquisition of property or services (including, without limitation, obligations to pay the deferred purchase price of property or services), excluding trade payables and accrued expenses incurred in the ordinary course of business, (iv) obligations secured by any LIEN or other charge upon property or assets owned by such PERSON, even though such PERSON has not assumed or become liable for the payment of such obligations, (v) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such PERSON, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (vi) the principal amount of any capital lease and (vii) reimbursement obligations with respect to letters of credit.

     "EQUITY DOCUMENTS" means (i) that certain Securities Purchase and Holders Agreement dated as of the date hereof among HOLDINGS, Vectura Holding, LLC, certain purchasing management investors and continuing management investors signatory thereto, and certain individuals who may execute such agreement from time to time, (ii) that certain Registration Rights Agreement dated as of the date hereof among HOLDINGS, certain SUBSIDIARIES signatory thereto and Donaldson, Lufkin & Jenrette Securities Corporation and (iii) each of the documents, instruments and agreements executed pursuant to or in connection with any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

     "EVENT OF DEFAULT" means any one or more of the following:

     (a) Failure by the INDEMNITORS, or any of them, to pay on the date when due (and after giving effect to any applicable payment period) any obligation owing to RELIANCE hereunder; provided, however, that any
                                                 --------  -------
         BOND premium may be disputed by any PRINCIPAL in good faith in the ordinary course of business without causing an EVENT OF DEFAULT under this clause (a);

                                       or

     (b) Failure by the INDEMNITORS, or any of them, to comply with or to perform their respective obligations under Sections 6.7, 6.14, 6.16,
                                                    ------------  ----  ----
         6.19, 6.20 or 6.21 of this Agreement, and, in the case of Section 6.16,
         ----  ----    ----                                        ------------
         such failure shall continue for ten (10) days;

                                       or

     (c) Failure by the INDEMNITORS, or any of them, to comply with or perform their respective obligations under any provision of this Agreement (and not constituting an Event of Default under any of the other clauses of this definition) and (1) continuance of such failure for thirty (30) days after notice thereof to the INDEMNITOR by RELIANCE specifying such failure if such failure can be cured with diligence within such thirty-day period by the INDEMNITORS, or can be cured by the payment of money, or (2) continuance of such failure for sixty (60) days by RELIANCE specifying such failure if such failure cannot with diligence be cured within such thirty-day period and cannot be cured by the payment of money;

                                       or

     (d) Any representation or warranty made or deemed made by any INDEMNITOR in this Agreement or any other UNDERWRITING DOCUMENT, shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                                       or

     (e) an OBLIGEE has declared by delivery of written notice to any PRINCIPAL that such PRINCIPAL is in default of any provision under the respective CONTRACT(s) between such PRINCIPAL and such OBLIGEE and such PRINCIPAL has failed to cure such default within that period of time provided to cure said default within such CONTRACT(s) in which such PRINCIPAL is alleged to be in default and such default results in the termination of such CONTRACT; provided,
                                                                       --------
         that RELIANCE shall, upon investigation, reasonably determine in good faith that PRINCIPAL is in default under the CONTRACT(s) or such PRINCIPAL has acknowledged its default under the CONTRACT(s), irrespective of whether or not such PRINCIPAL is actually in default of the CONTRACT(s) (such a determination by RELIANCE shall not be binding upon such PRINCIPAL in any dispute such PRINCIPAL may have with such OBLIGEE or a claimant under the related BOND(s); except as provided above, it shall be no defense to the enforcement of this Agreement by RELIANCE, and co-sureties, if any, that PRINCIPAL asserts that it is not in default under the CONTRACT(s));

                                       or

     (f) RELIANCE has received notice or knowledge of facts giving rise to a reasonable good faith belief that it has incurred or may incur a LOSS and a PRINCIPAL has failed to cure such LOSS or to take reasonable steps to avoid the incurrence by RELIANCE of such LOSS within thirty
         (30) days after receipt of written notice sent by RELIANCE to such PRINCIPAL; provided, that no EVENT OF DEFAULT under this clause (f)
                    --------                                      ----------
         shall occur if prior to the expiration of such thirty-day period such PRINCIPAL causes (1) a letter of credit with a face amount equal to such LOSS and otherwise in form and substance reasonably acceptable to RELIANCE to be issued and delivered to RELIANCE or (2) cash collateral in an amount equal to such LOSS to be pledge to RELIANCE pursuant to documentation reasonably acceptable to RELIANCE;

                                       or

     (g) Any PRINCIPAL within fifteen (15) days after receipt of notice sent by RELIANCE to such PRINCIPAL has failed, refused or delayed to pay or is unable to pay any claims, bills or other indebtedness incurred in, or in connection with, the performance of the CONTRACT(s) which claims, bills or other indebtedness RELIANCE, upon investigation, shall have reasonably determined in good faith to be valid;

                                       or

     (h) Any INDEMNITOR shall (i) fail to pay any DEBT or CONTINGENT OBLIGATION of such INDEMNITOR in an aggregate principal amount in excess of $5,000,000, or any interest or premium thereon, when due whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise (subject to any applicable grace periods), or (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any DEBT or CONTINGENT OBLIGATION of such INDEMNITOR in an aggregate principal amount in excess of $5,000,000 (subject to any applicable grace periods), if the result of such failure to perform or observe is (A) in the case of the BANK LOAN FACILITY, either to accelerate the maturity of such DEBT or to cause a PAYMENT BLOCKAGE NOTICE to be delivered to the Trustee under the 1998 DEBT INDENTURE, (B) in the case of the 1998 DEBT INDENTURE, to accelerate or permit the acceleration of the maturity of such DEBT and
         (C) in the case of any other DEBT or CONTINGENT OBLIGATION, to accelerate the maturity of such DEBT or CONTINGENT OBLIGATION;

                                       or

     (i) Any INDEMNITOR becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or any INDEMNITOR applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for such INDEMNITOR or for a substantial portion of its property, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any INDEMNITOR or for a substantial part of the property of any thereof and is not dismissed or discharged within thirty (30) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any INDEMNITOR and if such case or proceeding is not commenced by such INDEMNITOR, it is consented to or acquiesced in by such INDEMNITOR or is not released, dismissed, vacated or fully bonded within thirty (30) days undismissed; or any INDEMNITOR takes any corporate action to authorize, or in furtherance of, any of the foregoing;

                                       or

     (j) A final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against any INDEMNITOR and the same shall not be (i) fully covered by insurance or (ii) vacated, stayed, bonded, paid or discharged for a period of thirty (30) days.

     "FINANCIAL STATEMENTS" means all those balance sheets, income statements and other financial statements of any INDEMNITOR or any AFFILIATE thereof which have been furnished to RELIANCE for the purpose of or in connection with this Agreement and the transactions contemplated hereby.

     "GAAP" is defined as generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

     "GLDDC" means Great Lakes Dredge & Dock Company, a New Jersey corporation.

     "GLI" means Great Lakes International, Inc., a Delaware corporation.

     "HOLDINGS" has the meaning set forth in the recitals to this Agreement.

     "INDEMNITOR" means any of HOLDINGS or any SUBSIDIARY of HOLDINGS which is a party to this Agreement as of the date hereof or which becomes a party to this Agreement after the date hereof by hereafter executing and delivering to RELIANCE a SUPPLEMENTAL SIGNATURE PAGE and INDEMNITORS means, collectively, all of HOLDINGS and all such SUBSIDIARIES of HOLDINGS.

     "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement dated as of even date herewith by and among HOLDINGS, Bank of America National Trust and Savings Association, as Agent, and RELIANCE, and the documents, instruments and agreements executed and delivered in connection therewith, as all of the same may be amended, restated, supplemented or otherwise modified from time to time and any other intercreditor agreement in replacement thereof which is in form and substance acceptable to RELIANCE.

     "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement to assure payment of DEBT, encumbrance, lien (statutory or other), charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing).

     "LIMITED SUBSIDIARY" means (a) any SUBSIDIARY which is not an INDEMNITOR and (b) any INDEMNITOR which is not a wholly-owned SUBSIDIARY of HOLDINGS; provided, that neither NATCO Limited Partnership nor North American Trailing
--------
Company shall be deemed to be a LIMITED SUBSIDIARY for purposes of this Agreement.

     "LOSS" means:

     (a) All damages, costs, expenses (including all reasonable attorney fees and liabilities) which RELIANCE may sustain or incur by reason of executing or procuring the execution of the BOND(s), or any other

         BOND(s) which may be already or hereafter executed on behalf of any PRINCIPAL, or any renewal or continuation thereof; or which may be sustained or incurred by reason of making any investigation on account thereof, prosecuting or defending any action in connection therewith, obtaining a release, recovering or attempting to recover any salvage in connection therewith or enforcing by litigation or otherwise any of the provisions of this Agreement, including, but not limited to:

         (1) money judgments, amounts paid in settlement or compromise, the full amount of reasonable attorney and other professional fees incurred or paid by RELIANCE, court costs and fees, and interest at the prime rate or reference rate announced from time to time by Bank of America National Trust and Savings Association on all sums due it from the fifteenth day following RELIANCE's demand for said sums, whether or not interest has been awarded by a court, provided, that
                                                                  --------
             such LOSS is not due to the gross negligence, bad faith or willful misconduct of RELIANCE; and

         (2) any LOSS which RELIANCE may sustain or incur in connection with the CONTRACT(s) or BOND(s), whether that LOSS results from the activity of any PRINCIPAL individually or as part of a joint venture, partnership or other entity which has been or may be formed in connection with the performance of the CONTRACT(s) and in which any PRINCIPAL has an ownership interest, provided, that such LOSS is
                                                  --------
             not due to the gross negligence, bad faith or willful misconduct of RELIANCE; and

         (3) any LOSS which RELIANCE may sustain or incur as a result of any actions taken by RELIANCE upon information provided by any INDEMNITOR, provided, that such LOSS is not due to the gross
                         --------
             negligence, bad faith or willful misconduct of RELIANCE;

     (b) All reasonable legal and consulting fees and related expenses incurred in connection with any application or submission by any PRINCIPAL for a proposal, bid or other BOND, whether or not RELIANCE decides to issue said BOND; and

     (c) All premiums, fees, interest and other charges due RELIANCE in connection with this Agreement or the BOND(S).

     "LYDON" means Lydon Dredging & Construction Company, Ltd., a Canadian corporation.

     "MATERIAL ADVERSE CHANGE" means a material adverse change in the condition (financial or otherwise), business, operations or prospects of HOLDINGS and its SUBSIDIARIES, taken as a whole.

     "MERGER AGREEMENT" means that certain Amended and Restated Agreement and Plan of Merger dated as of August 19, 1998, among Vectura Holding Company LLC, Great Lakes Dredge & Dock Acquisition, Inc., GLI Acquisition, Inc., HOLDINGS, Great Lakes International, Inc., Blackstone Dredging Partners L.P. and Blackstone Family Investment Partnership L.P.

     "NATCO" means NATCO Dredging Limited Partnership, a Delaware limited partnership.

     "NET INCOME" means, for any period, the aggregate of all amounts (exclusive of all amounts in respect of any extraordinary or non-recurring gain or loss (including, without limitation, any write-off of the Chicago Flood litigation insurance receivable)) which, in accordance with GAAP, would be included as net income on a consolidated statement of income of HOLDINGS and its SUBSIDIARIES for such period.

     "1998 DEBT INDENTURE" means that certain Indenture, dated as of August 19, 1998, between HOLDINGS, certain of the SUBSIDIARIES of HOLDINGS, and The Bank of New York, as Trustee, governing the issuance by HOLDINGS of $115,000,000 in original principal amount of its 11.25% Senior Subordinated Notes due 2008, as amended, restated, supplemented or otherwise modified from time to time in accordance with Section 6.21.
                ------------

     "NORTH AMERICAN" means North American Trailing Company, a Delaware corporation.

     "OBLIGEE" means any named party or parties appearing on the BOND(s) in whose favor the BOND(s) are issued.

     "ORIGINAL AGREEMENT" has the meaning set forth in the recitals to this Agreement.

     "PAYMENT BLOCKAGE NOTICE" has the meaning assigned thereto in the 1998 DEBT INDENTURE.

     "PERMITTED LIENS" means:

     (a) any LIEN in favor of RELIANCE;

     (b) LIENS securing the BANK LOAN FACILITY and the obligations arising thereunder (provided, that such LIENS are granted in compliance with
                     --------
         and remain subject to the INTERCREDITOR AGREEMENT);

     (c) LIENS for taxes, assessments or other governmental charges or levies that are either not yet past due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

     (d) Carriers', warehousemen's, landlord's, mechanics', workmen's and repairmen's LIENS or other like LIENS arising by operation of law in the ordinary course of business and securing sums which are not past due, or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

     (e) any LIEN on assets existing on the effective date of this Agreement and listed on Schedule 1.1 to this Agreement and the continuation of any
                   ------------
         such LIEN upon a refinancing, renewal or extension of the DEBT secured by such existing LIEN (provided, that the property subject to such LIEN
                                --------
         is limited to the property to which such LIEN is attached prior to the effective date of this Agreement and the principal amount of such DEBT as of the effective date of this Agreement is not increased);

     (f) any LIEN on capital equipment granted to secure the purchase price thereof;

     (g) any LIEN on capital equipment granted in connection with capitalized leases of such equipment in the ordinary course of business;

     (h) LIENS arising under workmen's compensation laws, unemployment insurance laws or other forms of governmental insurance or benefit, or to secure performance of bids, tenders, contracts (other than for borrowed money) or leases, or deposits to secure public or statutory obligations, or deposits of cash or United States Government bonds to secure surety or appeal bonds, or deposits as security for contested taxes or for the payment of rent or otherwise in the ordinary course of business;

     (i) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph or telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or liens incidental to the conduct of such PRINCIPAL or to the ownership of its properties.

     (j) judgment LIENS not giving rise to an Event of Default so long as such LIEN is adequately bonded within 15 days after the entry of such judgment.

     (k) LIENS arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property under which HOLDINGS or any SUBSIDIARY is lessee;

     (l) any LIENS on any property or assets acquired by HOLDINGS or any of its SUBSIDIARIES which LIEN existed prior to the acquisition thereof and was not created in contemplation of such acquisition, provided, that
                                                               --------
         such LIENS attach only to the property or assets so acquired;

     (m) LIENS securing reimbursement obligations in respect of commercial letters of credit and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, which have been issued in the ordinary course of business;

     (n) any LIEN on any asset of any PERSON existing at the time such PERSON is merged or consolidated with or into HOLDINGS or any SUBSIDIARY of HOLDINGS (to the extent such merger or consolidation is permitted hereunder) and which LIEN was not created in contemplation of such event, provided, that such LIEN attaches only to the assets acquired
                --------
         pursuant to such merger or consolidation;

     (o) LIENS securing any interest rate, swap, hedging, currency, commodity, foreign country risk or other similar agreement;

     (p) leases or subleases (including bareboat charters) granted and entered into with others not interfering in any material respect with the businesses of HOLDINGS and its SUBSIDIARIES;

     (q) LIENS securing payment of DEBT permitted and described in clause (m) of
         Section 6.12, and LIENS securing payment of DEBT permitted and
         ------------
         described in clause (d) of Section 6.12 to the extent limited to the
                                    ------------
         accounts receivable financed with such DEBT;

     (r) renewals or replacements of any of the foregoing, provided that such renewed or replaced LIEN does not extend to property other than that which was encumbered by the originally permitted LIEN hereunder; and

     (s) other LIENS securing obligations that do not exceed an aggregate amount of $5,000,000 at any time outstanding.

     "PERSON" means any entity, whether an individual, trustee, corporation, partnership, joint stock company, limited liability company, unincorporated organization, business association or firm, joint venture, a government or any agent or instrumentality or political subdivision thereof.

     "PLAN" means any employee benefit plan (as defined in Section 3(3) of ERISA) established, maintained or to which contributions have been made by any PRINCIPAL.

     "PLEDGE AGREEMENT" means a Note Pledge Agreement substantially in the form of Exhibit B hereto, executed by certain of the INDEMNITORS in favor of
   ---------
RELIANCE, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "PRINCIPAL" means any of HOLDINGS, GLI, GLDDC, NATCO, LYDON, Gates Construction Corp., a New Jersey corporation, and any other INDEMNITOR for whom RELIANCE has executed a BOND; and PRINCIPALS means collectively all of the foregoing PERSONS.

     "RELIANCE" has meaning set forth with recitals to this Agreement.

     "RESTRICTED AMOUNTS" means, as of any date, each of the following (a) all DEBT and CONTINGENT LIABILITIES of the type described in clause (j) of Section
                                                         ----------    -------
6.12 outstanding on such date, (b) the fair market value of all assets sold from
----
the date hereof through such date pursuant to the terms of clause (a)(iv)(B) of
                                                           -----------------
Section 6.13, and (c) investments of the type described in clause (e) of Section
------------                                               ----------    -------
6.15 outstanding on such date.
----

     "SECURITY AGREEMENTS" means, collectively, the SECURITY AGREEMENT (A/R) and the SECURITY AGREEMENT (EQUIPMENT).

     "SECURITY AGREEMENT (A/R)" means Security Agreement (Accounts Receivable) substantially in the form of Exhibit C hereto, executed by a PRINCIPAL (other
                             ---------
than LYDON) in favor of RELIANCE, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "SECURITY AGREEMENT (EQUIPMENT)" means Security Agreement (Equipment) substantially in the form of Exhibit D hereto, executed and delivered by GLDDC
                             ---------
(or any other INDEMNITOR which executes a VESSEL MORTGAGE after the date hereof) in favor of RELIANCE, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "SUBORDINATED DEBT" means all DEBT of HOLDINGS issued pursuant to the 1998 DEBT INDENTURE.

     "SUBSIDIARY" of a PERSON means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock or other equity interests, is owned or controlled directly or indirectly by such PERSON, or one or more of the SUBSIDIARIES of such PERSON, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "SUBSIDIARY" refer to a SUBSIDIARY of HOLDINGS.

     "SUPPLEMENTAL SIGNATURE PAGE" means a supplemental signature page to this Agreement in the form of Exhibit A hereto.
                         ---------

     "UNDERWRITING DOCUMENTS" means this Agreement, each of the SECURITY AGREEMENTS, the PLEDGE AGREEMENT, the VESSEL MORTGAGES, each BOND and any other instrument, document or agreement delivered by any INDEMNITOR in connection herewith.

     "VESSEL MORTGAGES" means, collectively, (i) the Amended and Restated First Preferred Fleet Mortgage substantially in the form of Exhibit E hereto, executed
                                                      ---------
by GLDDC in favor of RELIANCE, (ii) the Second Preferred Fleet Mortgage substantially in the form of Exhibit F hereto, executed by GLDDC in favor of
                             ---------
RELIANCE, (iii) the First Preferred Fleet Mortgage dated March 7, 1990, by North American Trailing Company to Reliance Insurance Company and certain of its AFFILIATES, as amended by those certain Supplements to First Preferred Fleet Mortgage dated as of October 15, 1991, September 24, 1997 and as of even date herewith, (iv) the Second Preferred Fleet Mortgage dated July 10, 1990, by GLDDC (as successor by merger to Tidewater Dredging Corporation) to Reliance Insurance Company and certain of its AFFILIATES, as amended by those certain Supplements to Second Preferred Fleet Mortgage dated as of October 15, 1991, September 24, 1997 and as of even date herewith, (v) the Second Preferred Fleet Mortgage dated July 10, 1990, by GLDDC (as successor by merger to Tidewater Dredging Corporation) to Reliance Insurance Company and certain of its AFFILIATES, as amended by those certain Supplements to Second Preferred Fleet Mortgage dated as of October 15, 1991, September 24, 1997 and as of even date herewith; and (vi) any other fleet mortgages or vessel mortgages at any time hereafter executed and delivered by any INDEMNITOR in connection with this Agreement and the other UNDERWRITING DOCUMENTS; in each case as any of the foregoing documents may be amended, restated, supplemented or otherwise modified from time to time.

     SECTION  1.2   USE OF DEFINED TERMS.  Any collective defined term and any
     ------------   --------------------
defined term used in the plural shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class. Any defined term used in the singular and preceded by the word "each" shall indicate all members of the relevant class, individually. A Section or an Exhibit or a
Schedule is, unless otherwise stated, a reference to a section hereof or an exhibit or a schedule hereto, as the case may be. The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     SECTION  1.3   ACCOUNTING PRINCIPLES.  Unless the context otherwise clearly
                    ---------------------
requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                                   ARTICLE II

                                 BOND FACILITY

     SECTION  2.1   BONDS.   Subject to the terms of this Agreement, RELIANCE
                    -----
agrees to provide or procure surety bonds for or on behalf of the PRINCIPALS; provided, that RELIANCE reserves the right to decline to execute any BOND(s) and
--------
if RELIANCE executes any proposal or bid bond and if any PRINCIPAL is awarded the CONTRACT(s), RELIANCE shall not be obligated to execute any BOND(s) required to perform the awarded contract. No claim shall be made, nor any cause of action asserted against RELIANCE as a consequence of its failure to execute any BOND(s).

     SECTION  2.2   PREMIUM PAYMENT.  Each PRINCIPAL agrees to pay all premiums
                    ---------------
on the BOND(s) issued for such PRINCIPAL, computed in accordance with the regular manual of rates in effect on the date such BOND(s) are executed; such payments to be made within 45 days of receipt by INDEMNITORS of a statement therefor from RELIANCE pursuant to the payment directions stated therein or as otherwise agreed to between INDEMNITORS and RELIANCE. The failure of any PRINCIPAL to pay the bond premiums or the failure of RELIANCE to receive premiums shall not provide INDEMNITORS with any defense to an action under this Agreement.

                                  ARTICLE III

                                INDEMNIFICATION

     SECTION  3.1   INDEMNITY.  INDEMNITORS agree to indemnify, and keep
                    ---------
indemnified, and hold and save harmless RELIANCE against all LOSS; provided,
                                                                   --------
that in no event shall any INDEMNITOR indemnify or hold harmless RELIANCE against any LOSS arising out of the gross negligence, bad faith or willful misconduct of RELIANCE. The duty of INDEMNITORS to indemnify RELIANCE is a continuing duty, separate from the duty to exonerate, and survives any payments made in exoneration of RELIANCE. Amounts due RELIANCE pursuant to this Section shall be payable within fifteen (15) days of receipt by INDEMNITORS of written demand therefor. Notwithstanding anything to the contrary herein, any INDEMNITOR which is not a wholly-owned SUBSIDIARY of HOLDINGS shall indemnify and hold and save RELIANCE harmless only as to any LOSS incurred by or on behalf of such INDEMNITOR; provided, that (a) NORTH AMERICAN shall indemnify and hold
                    --------
and
save RELIANCE harmless as to any LOSS incurred by or on behalf of NATCO and (b) NATCO shall indemnify and hold and save RELIANCE harmless as to any LOSS incurred by or on behalf of NORTH AMERICAN.

     SECTION  3.2   EXONERATION.  INDEMNITORS recognize and acknowledge the
                    -----------
common law right of RELIANCE to be exonerated by PRINCIPAL for any LOSS arising out of any surety obligation undertaken by RELIANCE in connection with any BOND, provided, that in no event shall any INDEMNITOR exonerate RELIANCE for any LOSS
--------
arising out of the gross negligence, bad faith or willful misconduct of RELIANCE. In the event any PRINCIPAL fails or refuses to exonerate RELIANCE for any LOSS upon written demand therefor, all INDEMNITORS other than such PRINCIPAL agree, upon such demand by RELIANCE, to exonerate RELIANCE from LOSS to the same extent such INDEMNITORS agree to indemnify RELIANCE as provided in Sections 3.1,
                                                                   ------------
by satisfying such PRINCIPAL's obligations under the CONTRACT(s) and obtaining either a withdrawal of all claims against RELIANCE under the BOND(s) or a general release. Notwithstanding anything to the contrary contained herein, any INDEMNITOR which is not a wholly-owned SUBSIDIARY of HOLDINGS shall exonerate RELIANCE only as to BONDS issued for or on behalf of such INDEMNITOR; provided,
                                                                      --------
that (a) NORTH AMERICAN shall exonerate RELIANCE as to BONDS issued for or on behalf of NATCO and (b) NATCO shall exonerate RELIANCE as to BONDS issued for or on behalf of NORTH AMERICAN.

     SECTION  3.3   CASH COLLATERAL.  Upon refusal or failure of any PRINCIPAL
                    ---------------
to exonerate RELIANCE in accordance with the terms hereof, INDEMNITORS agree upon demand to deposit with RELIANCE an amount of money or other collateral of value adequate in the reasonable judgment of RELIANCE to exonerate RELIANCE, such funds to be held by RELIANCE as collateral pursuant to documentation reasonably acceptable to RELIANCE, with the right to use such funds or any part thereof at any time in payment or compromise of such LOSS, and in which funds INDEMNITORS do hereby grant to RELIANCE a security interest to secure such LOSS. Unexpended funds by RELIANCE pursuant to a request for exoneration hereunder shall be repaid to HOLDINGS and its SUBSIDIARIES when the liability of RELIANCE arising out of the event for which exoneration was requested has been resolved to the reasonable satisfaction of RELIANCE and RELIANCE shall have been furnished with full releases of all liability under a surety obligation and have been reimbursed in full for all LOSS. Interest earned (if any) upon funds held by RELIANCE pursuant to a request for exoneration under this Section which is not otherwise expended in accordance with this Section shall be paid to HOLDINGS and its SUBSIDIARIES.

     SECTION  3.4   WAIVER OF CLAIMS AND HOLD HARMLESS.  Each INDEMNITOR
                    ----------------------------------
specifically agrees to protect, indemnify and hold harmless RELIANCE, each of its officers, directors, employees, agents and its attorneys-in-fact against any and all LOSS that may in any way arise in connection with this Agreement and the other UNDERWRITING DOCUMENTS and the powers herein granted, specifically waiving any claim which any INDEMNITOR has or might hereafter have against RELIANCE or its attorneys-in-fact on account of anything done in enforcing the terms of this Agreement, the BOND(s) or any other

UNDERWRITING DOCUMENT except for any LOSS due to the gross negligence, bad faith, or willful misconduct of RELIANCE.

     SECTION  3.5   WITHDRAWAL FROM AND TERMINATION OF AGREEMENT.  Each
                    --------------------------------------------
INDEMNITOR expressly recognizes and covenants this Agreement as its continuing obligation to protect RELIANCE from all LOSS. Any INDEMNITOR may notify RELIANCE in writing, of such INDEMNITOR's withdrawal from this Agreement; and such notice shall state when, not less than fifteen (15) days after receipt of such notice by RELIANCE, such withdrawal shall be effective. Such INDEMNITOR will not be liable under this Agreement as to any BOND(s) executed by RELIANCE after the effective date of such notice; provided, that as to any and all such BOND(s)
                               --------
executed or authorized by RELIANCE prior to the effective date of such notice and as to any and all renewals, continuations, extensions, or substitutions (and, if a proposal or bid bond has been executed or authorized prior to such effective date, as to any contract bond executed pursuant thereto) regardless of when the same are executed, such INDEMNITOR shall be and remain fully liable hereunder, as if notice had not been served. Withdrawal by any INDEMNITOR shall in no way affect the obligation of any other INDEMNITOR who has given no notice of termination to RELIANCE.

     (b) HOLDINGS may notify RELIANCE of the termination of this Agreement by delivering written notice of such termination to RELIANCE, such termination to be effective on a date specified in such notice which date shall not be less than fifteen (15) days from receipt of such notice; provided, that no such
                                                    --------
termination shall be effective at any time when any BONDS shall remain outstanding or any obligations under this Agreement shall remain unpaid.

     SECTION  3.6   INDEMNITORS AGREE TO BECOME PARTY DEFENDANTS.  In the event
                    --------------------------------------------
of legal proceedings against RELIANCE arising out of this Agreement or the BONDS, RELIANCE may apply for a court order making any or all of the INDEMNITORS party defendants, and each INDEMNITOR consents to the granting of such application, including consent to the jurisdiction of the court in which the application is made, and agrees to become such a party defendant or third-party defendant and to allow judgment, in the event of judgment against RELIANCE, to be rendered also against each INDEMNITOR, jointly and severally, in like amount and in favor of RELIANCE unless such judgment is due to the gross negligence, bad faith or willful misconduct of RELIANCE.

     SECTION  3.7   INDEMNITORS' WAIVER OF NOTICE.  INDEMNITORS waive notice of
                    -----------------------------
the execution, continuation, modification, renewal, enlargement or amendment of any BOND and of any fact, act or information concerning or affecting the rights or liabilities of RELIANCE or INDEMNITORS including, but not limited to, any acts giving rise to any LOSS under the BOND(s).

     SECTION  3.8   INDEMNITORS' KNOWING CONSENT TO AGREEMENT.  Each INDEMNITOR
                    -----------------------------------------
warrants that it is specifically and beneficially interested in obtaining the BOND(s) or the forbearance of cancellation of any existing BOND(s). INDEMNITORS acknowledge that the execution of this Agreement and the undertaking of indemnity was not made in reliance upon any representation concerning the responsibility of any INDEMNITOR or concerning the competence of PRINCIPAL to perform. INDEMNITORS agree to make no claim against RELIANCE for any oral representations, promises or statements made to any of them by RELIANCE or any of its agents or brokers, or for the failure of RELIANCE to disclose facts or information to INDEMNITORS.

     SECTION  3.9   INDEMNITORS' DUTY TO REMAIN INFORMED OF PRINCIPAL'S
                    ---------------------------------------------------
BUSINESS. INDEMNITORS possess the duty to remain informed of all aspects of each PRINCIPAL's business and the business activities and financial affairs of each PRINCIPAL. INDEMNITORS acknowledge that they are presently informed of the state of business activities and financial affairs of each PRINCIPAL and all INDEMNITORS. RELIANCE possesses no obligation to inform any INDEMNITOR of any aspect of any PRINCIPAL's business or the business activities and financial affairs of the INDEMNITORS or of the request for, or issuance of, any BOND(s).

     SECTION  3.10  ENFORCEABILITY OF RIGHTS DIRECTLY AGAINST INDEMNITORS.
                    -----------------------------------------------------
RELIANCE shall be entitled to enforce the obligations of this AGREEMENT directly against any INDEMNITOR without the necessity of first proceeding against the PRINCIPAL. The failure of any INDEMNITOR to perform any of the terms of this Agreement or the release of any INDEMNITOR by RELIANCE shall not excuse or release the remaining INDEMNITORS from their obligations under this Agreement.

                                  ARTICLE  IV

                             CONDITIONS PRECEDENT

     SECTION  4.1   CONDITION PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT. The
                    ------------------------------------------------------
effectiveness of this Agreement is subject to the condition precedent that RELIANCE shall have received on or before the day hereof each of the following, in form and substance satisfactory to RELIANCE and its counsel:

     (a) a SECURITY AGREEMENT (A/R) duly executed by each PRINCIPAL (other than LYDON) and, unless already filed, executed Financing Statements (UCC-1) to be filed in all jurisdictions in the opinion of RELIANCE desirable to perfect the security interest created by such SECURITY AGREEMENT (A/R);

     (b) The VESSEL MORTGAGES duly executed by the mortgagee party thereto, together with (i) any supplements thereto as applicable, and (ii) proper documentation releasing all other LIENS, if any, on the related vessels;

     (c) a SECURITY AGREEMENT (EQUIPMENT) duly executed by each INDEMNITOR party to a VESSEL MORTGAGE and, unless already filed, executed Financing Statements (UCC-1) to be filed in all jurisdictions in the opinion of

RELIANCE desirable to perfect the security interest created by such SECURITY AGREEMENT (EQUIPMENT);

     (d) The PLEDGE AGREEMENT duly executed by the INDEMNITORS referenced on the signature pages thereto together with a photocopy of the Master Intercompany Demand Note, evidence that Bank of America National Trust and Savings Association, as administrative agent under the BANK LOAN FACILITY is in receipt of the original of such Note and executed Financing Statements (UCC-1) to be filed in all jurisdictions in the opinion of RELIANCE desirable to perfect the security interest created by such PLEDGE AGREEMENT;

     (e) The INTERCREDITOR AGREEMENT and the Proceeds Agent Agreement contemplated thereby, duly executed by the PRINCIPALS, RELIANCE and the other parties thereto;

     (f) A favorable opinion of Winston & Strawn, counsel to the PRINCIPALS and INDEMNITORS, addressing such legal matters as RELIANCE may require;

     (g) A secretary's certificate of HOLDINGS certifying that the BANK LOAN FACILITY and the 1998 DEBT INDENTURE are in full force and effect and attaching copies of all documentation related thereto;

     (h) An officer's certificate of each INDEMNITOR certifying copies of such party's organizational documents, appropriate resolutions authorizing the execution, delivery and performance of this Agreement and the other UNDERWRITING DOCUMENTS to which such party is a party and certifying incumbencies and true signatures of its officers so authorized;

     (i) Evidence of the good standing of each INDEMNITOR in the jurisdiction in which such party is organized;

     (j) Evidence of the existence of insurance on the property of each PRINCIPAL, together with evidence establishing RELIANCE as a loss payee and/or additional insured on all insurance policies relating to any tangible property on which RELIANCE has a first LIEN under the VESSEL MORTGAGES and the SECURITY AGREEMENT (EQUIPMENT);

     (k) Such other information and documents as may reasonably be required by RELIANCE.

     SECTION  4.2   CONDITIONS PRECEDENT TO ALL BONDS.  The obligation of
                    ---------------------------------
RELIANCE to issue any BOND shall be subject to the further conditions precedent that on the date of such issuance:

        (a) The following statements shall be true and, by its request for the issuance of such BOND, the applicable PRINCIPAL shall be deemed to have certified to RELIANCE that as of the date of such issuance:

                (i)     The representations and warranties contained in
        Article V of this Agreement, in Section 4 of each SECURITY AGREEMENT
        ---------                       ---------
        (A/R), in Section 4 of each SECURITY AGREEMENT (EQUIPMENT), in Section 4
                  ---------                                            ---------
        of the PLEDGE AGREEMENT and in Article I of each of the VESSEL MORTGAGES
                                       ---------
        are correct in all material respects on and as of the date of such issuance as though made on and as of such date except to the extent stated to relate to an earlier date, in which case such representation and warranty shall be correct as of such earlier date; and

                (ii) No EVENT OF DEFAULT has occurred and is continuing, or would result from the issuance of such BOND;

        (b)     RELIANCE shall have received each of the following:

                (i) a SECURITY AGREEMENT (A/R) duly executed by the PRINCIPAL (other than LYDON) for whom such BOND is issued unless such PRINCIPAL previously delivered a SECURITY AGREEMENT (A/R) pursuant to
        SECTION 4.1(a), together with acknowledgment copies of the Financing Statements (UCC-1) required to be filed pursuant to SECTION 4.1(a); and
                                                            --------------

                (ii) such other approvals and documents as RELIANCE may reasonably request.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        The PRINCIPALS represent and warrant to RELIANCE that

        SECTION  5.1   INCORPORATION, GOOD STANDING, AND DUE QUALIFICATION.
                       ---------------------------------------------------
HOLDINGS and each SUBSIDIARY: (a) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has the organizational power and authority, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and to transact the business in which it is now engaged or proposed to be engaged, except to the extent the failure thereof could not reasonably be expected to have a MATERIAL ADVERSE CHANGE; and
(c) is duly qualified as a foreign organization and in good standing under the laws of each other jurisdiction in which such qualification is required except to the extent the failure to so qualify could not reasonably be expected to name a MATERIAL ADVERSE CHANGE.

     SECTION  5.2   CORPORATE POWER AND AUTHORITY.  The execution, delivery, and
                    -----------------------------
performance by each PRINCIPAL and each INDEMNITOR of the UNDERWRITING DOCUMENTS to which each is a party have been duly authorized by all necessary organizational and stockholder action and do not and will not (a) contravene such party's organizational documents; (b) violate any provision of any material law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such party; (c) result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other material agreement, lease, or instrument to which such party is a party or by which it or its properties may be bound or affected (except where the appropriate consents have been obtained); (d) result in, or require, the creation or imposition of any Lien (except LIENS in favor of RELIANCE and LIENS arising under the BANK CREDIT FACILITY), upon or with respect to any of the properties now owned or hereafter acquired by such party; or (e) cause such party to be in default under any such law, rule regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument (except where the appropriate consents have been obtained).

     SECTION  5.3   LEGALLY ENFORCEABLE AGREEMENT.  This Agreement is, and each
                    -----------------------------
of the other UNDERWRITING DOCUMENTS when delivered under this Agreement will be, legal, valid, and binding obligations of each PRINCIPAL and each INDEMNITOR party thereto, enforceable against such PRINCIPAL or INDEMNITOR, as the case may be, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought at law or in equity).

     SECTION  5.4   APPROVALS.  Except for filings and recordings of Liens
                    ---------
created pursuant to the SECURITY AGREEMENTS and the VESSEL MORTGAGES, as of the date of this Agreement, no authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by each PRINCIPAL and each INDEMNITOR of the UNDERWRITING DOCUMENTS to which each is a party or for the validity or enforceability thereof, other than those which have been heretofore made or obtained.

     SECTION  5.5   OWNERSHIP AND LIENS.  Each of HOLDINGS and each SUBSIDIARY
                    -------------------
has title to, or valid leasehold interests in, all of its properties and assets, real and personal, that are necessary for conduct of such Person's business and none of the material properties and assets owned by HOLDINGS or any SUBSIDIARY and none of their respective material leasehold interests is subject to any LIEN, except such as may be permitted pursuant to Section 6.11 of this
                                                  ------------
Agreement.

     SECTION  5.6   TAXES.  Each of HOLDINGS and each SUBSIDIARY has filed all
                    -----
material tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on its books in accordance with GAAP.

     SECTION  5.7   INSURANCE.  As of the date of this Agreement, each PRINCIPAL
                    ---------
has insurance in force as disclosed in Schedule 5.7 attached hereto and made a
                                       ------------
part hereof.

     SECTION  5.8   COMPLIANCE.  Each of HOLDINGS and each SUBSIDIARY is in
                    ----------
material compliance with all statutes and governmental rules and regulations applicable to it, including without limitation, ERISA insofar as ERISA applies to it, except to the extent the failure to be in compliance therewith could not reasonably be expected to have a MATERIAL ADVERSE CHANGE. No condition exists or event or transaction has occurred in connection with any PLAN which could result in any liability, fine or penalty being asserted against HOLDINGS or any SUBSIDIARY, in an aggregate amount in excess of $5,000,000.

     SECTION  5.9   LITIGATION.   There is no action, suit or proceeding pending
                    ----------
against, or to the knowledge of HOLDINGS threatened against or affecting, HOLDINGS or any SUBSIDIARY before any court or arbitrator or any government body, agency or official in which there is a reasonable likelihood of an adverse decision which could reasonably be expected to have a MATERIAL ADVERSE CHANGE or which in any manner draws into question the validity of this Agreement except those referred to in Schedule 5.9 attached hereto and made a part hereof.
                     ------------

     SECTION  5.10  SUBSIDIARIES.  Schedule 5.10 attached hereto and made a part
                    ------------   -------------
hereof sets forth a complete and accurate list, as of the date of this Agreement, of each SUBSIDIARY of HOLDINGS and each SUBSIDIARY set forth on
Schedule 5.10 and designated with an asterisk ("*") is a wholly-owned SUBSIDIARY
-------------
of HOLDINGS.

     SECTION  5.11  REAL PROPERTY.  Schedule 5.11 contains a complete and
                    -------------   -------------
accurate list, as of the date of this Agreement, of the address of any real property owned or leased by each PRINCIPAL with a net book value in excess of $500,000.

     SECTION  5.12  EQUIPMENT.  Schedule 5.12 attached hereto and made a part
                    ---------   -------------
hereof sets forth a complete and accurate list, as of the date of this Agreement, of each item of equipment with a net book value in excess of $500,000 owned or leased by each PRINCIPAL.

     SECTION  5.13  VESSELS.  Schedule 5.13 attached hereto and made a part
                    -------   -------------
hereof sets forth a complete and accurate list, as of the date of this Agreement, of all vessels owned of record by any PRINCIPAL with a net book value in excess of $500,000 and, except as set forth on Schedule 5.13, each such
                                                  -------------
vessel has all certificates required under applicable law (except where the failure could not reasonably be expected to have a MATERIAL ADVERSE CHANGE), including, without limitation, certificates of documentation, and, except as set forth on Schedule 5.13, each such vessel has been certified by the U.S. Coast
         -------------
Guard. Each such certificate is in full force and effect and each such vessel is in seaworthy and operational condition. Reliance Insurance Company, as Agent, has (or will have upon proper filing of the

VESSEL MORTGAGES with the U.S. Coast Guard) a perfected security interest, arising pursuant to the VESSEL MORTGAGES, in each vessel set forth on
Schedule 5.13 and designed with an asterisk.
-------------

                                   ARTICLE VI

                                   COVENANTS

     So long as any BONDS shall remain outstanding, HOLDINGS hereby covenants and agrees with RELIANCE as follows:

     SECTION  6.1   CORPORATE EXISTENCE.  HOLDINGS will, and will cause each
                    -------------------
SUBSIDIARY to, maintain its legal existence (in good standing where appropriate under local law) and remain or become duly qualified or licensed (and in good standing where appropriate under local law) as a foreign organization in each jurisdiction in which the conduct of its businesses or location of its assets requires such qualification or license, except where the failure to take any such action could not in the aggregate reasonably be expected to have a MATERIAL ADVERSE CHANGE.

     SECTION  6.2   MAINTENANCE OF RECORDS.  HOLDINGS will, and will cause each
                    ----------------------
SUBSIDIARY to, keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.

     SECTION  6.3   MAINTENANCE OF PROPERTIES.  HOLDINGS will, and will cause
                    -------------------------
each SUBSIDIARY to, maintain, keep and preserve all of its properties (tangible and intangible) necessary or useful in its business in good working order and condition, ordinary wear and tear and damage caused by casualty excepted.

     SECTION  6.4   MAINTENANCE OF INSURANCE.  HOLDINGS will, and will cause
                    ------------------------
each SUBSIDIARY to, maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof. HOLDINGS further agrees to furnish RELIANCE upon written request with an annual report on the insurance in force and with copies of the policies of said insurance evidencing the existence of the coverage called for by this Agreement.

     SECTION  6.5   COMPLIANCE WITH LAWS.  HOLDINGS will, and will cause each
                    --------------------
SUBSIDIARY to, comply in all respects with all applicable laws, rules, regulations, and orders the failure to comply with which could reasonably be expected to have a MATERIAL ADVERSE CHANGE, such compliance to include, without limitation, paying before the same become delinquent all material taxes, assessments, and governmental charges imposed upon it or upon its property, except taxes, assessments and governmental charges being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on its books in accordance with GAAP.

     SECTION  6.6   TAXES.  HOLDINGS will, and will cause each SUBSIDIARY to,
                    -----
promptly pay all of its material taxes, assessments and other governmental charges prior to the date on which all penalties are attached thereto; provided,
                                                                       --------
that nothing herein contained shall be interpreted to require the payment of any tax, assessment or charge so long as its validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on its books in accordance with GAAP.

     SECTION  6.7   BOOKS AND RECORDS.  Until RELIANCE shall have been furnished
                    -----------------
with evidence satisfactory to it that it has been discharged from its obligations under all BONDS without LOSS, upon reasonable prior notice RELIANCE shall have the right at reasonable times during normal business hours to free access to the books and records of each of HOLDINGS and its SUBSIDIARIES, including, without limitation, its books, records, accounts, computer software and other computer-stored information, for the purpose of examining, copying, or reproducing the same. Following the occurrence and during the continuance of an EVENT OF DEFAULT, each PRINCIPAL authorizes and requests any and all depositories in which funds of such PRINCIPAL may be deposited to furnish to RELIANCE upon RELIANCE's written request statements of its account and any other documents reflecting its receipts and disbursements, and any PERSON doing business with such PRINCIPAL is authorized to furnish any information requested by RELIANCE concerning any transaction. Subject to Section 8.11, RELIANCE may
                                                    ------------
furnish copies of any and all statements, agreements and FINANCIAL STATEMENTS and any information which it now has or may obtain concerning each of HOLDINGS and its SUBSIDIARIES to other PERSONS for the purpose of procuring co-suretyship or reinsurance.

     SECTION  6.8   FINANCIAL RECORDS AND REPORTS.  HOLDINGS will provide
                    -----------------------------
RELIANCE with copies of yearly audited FINANCIAL STATEMENTS of HOLDINGS and its SUBSIDIARIES on a consolidated basis as soon as possible upon completion and in no event later than ninety (90) days after the end of the period under audit.
In addition, HOLDINGS will furnish RELIANCE with true copies of quarterly unaudited FINANCIAL STATEMENTS of HOLDINGS and its SUBSIDIARIES on a consolidated basis, and such other financial information in a form as RELIANCE may reasonably request, upon completion and in no event later than forty-five
(45) days after the end of each of the first three fiscal quarters of each fiscal year. The FINANCIAL STATEMENTS to be provided by HOLDINGS will be prepared in conformity with GAAP (except, with respect to unaudited FINANCIAL STATEMENTS, for the absence of footnotes and subject to year-end audit adjustments) applied on a basis consistent with that of the preceding fiscal year and in each instance will present fairly and accurately the financial condition of HOLDINGS and its SUBSIDIARIES on a consolidated basis as at the dates of the statements and the results of their operations for the periods then ended. HOLDINGS agrees to promptly notify RELIANCE of the occurrence of any MATERIAL ADVERSE CHANGE.

     SECTION  6.9   PRINCIPALS' REPRESENTATION.  HOLDINGS will provide RELIANCE
                    --------------------------
on a quarterly basis with a letter in which an AUTHORIZED OFFICER of HOLDINGS represents that to his or her knowledge, as of the date of such quarter end, no condition, event or act exists which constitutes, or which with notice or the lapse of time, or both, would constitute an EVENT OF DEFAULT. This letter shall accompany each delivery of FINANCIAL STATEMENTS required by Section 6.8 hereof.
                                                            -----------

     SECTION  6.10  NOTICE OF LITIGATION.  HOLDINGS shall promptly give notice
                    --------------------
in writing to RELIANCE of (a) any litigation filed or threatened against HOLDINGS or any of its SUBSIDIARIES involving an amount in excess of $5,000,000 which claim is not covered by insurance and (b) all litigation filed against any INDEMNITOR associated with any CONTRACT with respect to which five or more separate litigation matters are then pending.

     SECTION  6.11  LIENS.  HOLDINGS will not, and will not permit any
                    -----
SUBSIDIARY to create, incur, assume, or suffer to exist any LIEN upon any of its properties or assets now owned or hereafter acquired, except for PERMITTED LIENS.

     SECTION  6.12  DEBT AND CONTINGENT LIABILITIES.  HOLDINGS will not, and
                    -------------------------------
will not permit any SUBSIDIARY to, incur, assume, or suffer to exist any DEBT or CONTINGENT LIABILITY, except for:

     (a)   DEBT and CONTINGENT LIABILITY existing at the effective date of this Agreement and disclosed on Schedule 6.12 attached hereto and any renewals,
                                -------------
extensions, refinancings or replacements thereof, provided, that the terms
                                                  --------
thereof are not materially more burdensome on the INDEMNITORS than the existing terms ;

     (b) endorsement of instruments for deposit or collection in the ordinary course of business;

     (c) CONTINGENT LIABILITIES in connection with third party leases, repurchase agreements or sales in the ordinary course of business;

     (d) DEBT and CONTINGENT LIABILITIES in respect of factoring or financing of accounts receivable with respect to any contract or series of contracts under which the amounts payable to HOLDINGS or any SUBSIDIARY are payable in whole or in part in the currency of any country other than the United States of America, sold or pledged on a non-recourse basis in an aggregate amount not to exceed $10,000,000;

     (e) DEBT of the PRINCIPALS and INDEMNITORS arising under this Agreement and under the other UNDERWRITING DOCUMENTS;

     (f) DEBT and CONTINGENT LIABILITIES arising under (i) the BANK LOAN FACILITY; provided, that the aggregate principal amount of all loans plus the
          --------
undrawn face amount of all letters of credit outstanding under the BANK LOAN FACILITY shall at no time exceed $130,000,000; and (ii) the 1998 DEBT INDENTURE; provided, that the aggregate principal amount outstanding under the 1998 DEBT
--------
INDENTURE shall at no time exceed $115,000,000;

     (g) DEBT and CONTINGENT LIABILITIES under or in respect of capital leases;

     (h) DEBT of HOLDINGS to any SUBSIDIARY and DEBT of any SUBSIDIARY to HOLDINGS or any other SUBSIDIARY to the extent permitted by Section 6.15;
                                                            ------------

     (i) DEBT consisting of deferred payment obligations of a PRINCIPAL for insurance premiums or of funds borrowed for the payment of such premiums;

     (j)   CONTINGENT LIABILITIES consisting of guaranties by HOLDINGS or any SUBSIDIARY of obligations of HOLDINGS or any SUBSIDIARY, as the case may be, under any DEBT otherwise permitted hereunder or under any lease or other agreement (not representing DEBT) entered into in the ordinary course of business; provided, that the aggregate amount of such CONTINGENT LIABILITIES of
          --------
INDEMNITORS relating to DEBT of LIMITED SUBSIDIARIES, when added to the other RESTRICTED AMOUNTS then outstanding, shall not exceed at any time $30,000,000;

     (k) DEBT incurred in the ordinary course of business in the nature of open accounts (extended by suppliers on normal trade terms in connection with purchasers of goods or services) accrued liabilities and deferred income, taxes and judgements or orders for the payment of money to the extent such judgments or orders do not result in any EVENT OF DEFAULT;

     (l) DEBT and CONTINGENT LIABILITIES incurred to finance the acquisition of assets in the ordinary course of business so long as the amount of such DEBT does not exceed the purchase price of the assets acquired with the proceeds thereof;

     (m) DEBT arising from the issuance of license, bid, performance and lien bonds, and other undertakings or instruments of guaranty, whether issued by RELIANCE or any other surety for the benefit of HOLDINGS or any SUBSIDIARY;

     (n) DEBT incurred in connection with any interest rate hedging transaction, foreign currency or commodity hedging transactions, foreign exchange contract or other similar arrangement entered into by HOLDINGS or any SUBSIDIARY;

     (o)   CONTINGENT LIABILITIES consisting of guaranties by HOLDINGS or any SUBSIDIARY of obligations of Amboy Aggregates, a New Jersey joint venture, and its SUBSIDIARIES; provided, that the aggregate amount of such CONTINGENT
                      --------
LIABILITIES of INDEMNITORS, shall not exceed at any time $17,000,000;

     (p) DEBT OF SUBSIDIARIES which represents the assumption by such SUBSIDIARIES of DEBT of another SUBSIDIARY in connection with the merger of such other SUBSIDIARY with and into the assuming SUBSIDIARY or the purchase of all or substantially all of the assets of such other SUBSIDIARY;

     (q) all premiums, interest, fees, expenses, indemnities, charges and additional or contingent interest on obligations described in this Section 6.12;
                                                                   ------------

     (r)   [Reserved]

     (s) other DEBT of HOLDINGS and its SUBSIDIARIES in an aggregate amount, determined on a consolidated basis with respect to HOLDINGS and its SUBSIDIARIES, at any time outstanding not to exceed $5,000,000.

     SECTION  6.13  DISPOSITION OF ASSETS; ISSUANCE OF EQUITY.
                    -----------------------------------------

     (a) Except for PERMITTED LIENS, HOLDINGS will not, and will not permit its SUBSIDIARIES to, sell, lease, transfer, or otherwise dispose of its assets whether now owned or hereafter acquired except for

           (i)     sales of inventory in the ordinary course of business,

           (ii) the sale or other disposition of any investment of the type described in clauses (a) through (e), (h) and (j) of Section 6.15,
                                                               ------------

           (iii)   a disposition made in connection with a sale and
     leaseback transaction involving the sale or disposition of capital assets, provided (A) such sale or disposition is for an amount not less than the fair market value thereof and (B) any DEBT arising in connection therewith is permitted by Section 6.12,
                     ------------

           (iv)    a sale, lease or other disposition that either (A) is
     made in the ordinary course of business for fair market value, (B) is a sale, lease or transfer from HOLDINGS to any SUBSIDIARY or from a SUBSIDIARY to HOLDINGS or any other SUBSIDIARY; provided, that, in the case
                                                     --------
     of a sale, lease or other disposition by HOLDINGS or any SUBSIDIARY which is not a LIMITED SUBSIDIARY to a LIMITED SUBSIDIARY, the fair market value of such assets, when added to the other RESTRICTED AMOUNTS then outstanding, shall not exceed at any time $30,000,000 or (C) is a lease (on a short-term or long-term basis) to another Person of assets no longer useful or necessary in the operations of businesses of HOLDINGS and its SUBSIDIARIES,

           (v) a sale or other disposition of assets no longer useful or necessary in the operations or businesses of HOLDINGS and its SUBSIDIARIES and the purchase price is not less than the fair market value of the asset sold or disposed of,

           (vi) a sale or other disposition of accounts receivable arising in the ordinary course of business which are overdue and which HOLDINGS or any SUBSIDIARY have determined are not economical to collect, and

           (vii)   other dispositions, provided, that such dispositions do
                                       --------
     not exceed in the aggregate in any fiscal year ten percent (10%) of the book value of all assets.

     (b) HOLDINGS further agrees that it shall not permit its SUBSIDIARIES to authorize or issue additional shares of their capital stock or similar equity interest except (i) shares or similar equity interests issued to HOLDINGS or a wholly-owned SUBSIDIARY of HOLDINGS, (ii) shares of capital stock or equity interests issued by (1) any non-wholly owned SUBSIDIARY to its holders of capital stock or equity interests on a proportionate basis and (2) a newly created SUBSIDIARY to another PERSON in connection with any joint venture, provided that such newly created SUBSIDIARY's business and activities shall be
--------
limited to the conduct of such joint venture, and (iii) for directors' qualifying shares and similar issuances pursuant to local law requirements.

     SECTION  6.14  MERGERS.  HOLDINGS will not, and will not permit its
                    -------
SUBSIDIARIES to, merge or consolidate with or into or purchase or otherwise acquire all or substantially all of the assets of, or stock or other equity interest in, any PERSON unless (a) after giving effect to such transaction HOLDINGS shall be in compliance with the provisions of Section 6.19 and 6.20 and
                                                       ------------     ----
(b) if such transaction involves an INDEMNITOR, the surviving entity shall have executed and delivered to RELIANCE a SUPPLEMENTAL SIGNATURE PAGE; provided, that
                                                                  --------
(x) any wholly-owned SUBSIDIARY which is an INDEMNITOR may merge or consolidate into HOLDINGS or into or with any other wholly-owned SUBSIDIARY which is an INDEMNITOR, (y) any wholly-owned SUBSIDIARY which is not an INDEMNITOR may merge or consolidate into HOLDINGS or into or with any other wholly-owned SUBSIDIARY, provided, that in the event an INDEMNITOR is a party to such merger or
--------
consolidation, an INDEMNITOR must survive the transaction and (z) any wholly-owned SUBSIDIARY may sell, transfer, convey, lease or assign its assets or a substantial part thereof to HOLDINGS or any other wholly-owned SUBSIDIARY, provided, that in the case of a sale, transfer, conveyance, lease or assignment
--------
by such a SUBSIDIARY which is an INDEMNITOR, the other party to such transaction must also be an INDEMNITOR. Notwithstanding the foregoing, HOLDINGS and its SUBSIDIARIES may consummate the transactions contemplated by the MERGER AGREEMENT.

     SECTION  6.15  INVESTMENTS.  HOLDINGS will not, and will not permit its
                    -----------
SUBSIDIARIES to, make or suffer to exist any investment in any PERSON whether in the form of equity, DEBT or CONTINGENT LIABILITY, except:

     (a)    Cash Equivalent Investments;

     (b)    investments permitted as DEBT or CONTINGENT LIABILITIES under
Section 6.12 and investments permitted under Section 6.14;
------------                                 ------------

     (c) investments existing on the effective date of this Agreement and disclosed in Schedule 6.15;
             -------------

     (d) accounts receivable arising from, and credit extended in connection with, the sale of goods or rendering of services in the ordinary course of business and promissory notes or other instruments evidencing such credit or partial satisfaction thereof;

     (e) investments, DEBT and CONTINGENT LIABILITIES in HOLDINGS or its SUBSIDIARIES; provided, that the aggregate amount of investments in LIMITED
              --------
SUBSIDIARIES, when added to the other RESTRICTED AMOUNTS then outstanding, shall not exceed at any time $30,000,000;

     (f) loans or advances to employees of HOLDINGS and its SUBSIDIARIES made in the ordinary course of business consistent with past business practices;

     (g) investments made in the ordinary course of business in connection with its capacity as a co-joint venturer in a joint venture, corporation or similar pooling of efforts in respect of a specific project or series of projects for a limited or fixed duration to conduct a business of a type in which a PRINCIPAL is presently engaged consistent with past practices;

     (h) investments in Amboy Aggregates, a New Jersey joint venture, existing on the date hereof and disclosed on Schedule 6.15 and additional
                                             -------------
investments therein made after the date hereof; provided, that the amount of
                                                --------
such additional investments (excluding increases solely as a result of increases in the retained earnings of Amboy Aggregates) shall not exceed at any time $10,000,000.

     (i) other investments in an aggregate amount at any one time not to exceed $15,000,000;

     For purposes of this Section 6.15, "Cash Equivalent Investments" means, at
                          ------------   ---------------------------
any item:

     (a) any obligation, maturing not more than one year after such time, issued or guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States of America;

     (b) marketable general obligations, maturing not more than six months after such time, issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof and rated A-2 or higher by Standard & Poor's

            Rating Group, a division of McGraw Hill Inc. or P-2 or higher by Moody's Investors Service, Inc.;

     (c) commercial paper, maturing not more than nine months from the date of issue, which is issued by a corporation organized under the laws of any state of the United States or of the District of Columbia and rated A-2 or higher by Standard & Poor's Rating Group, a division of McGraw Hill Inc. or P-2 or higher by Moody's Investors Service, Inc.;

     (d) any certificate of deposit, time or demand deposit or bankers acceptance, maturing not more than one year after such time, which is issued by a commercial banking institution organized under the laws of the United States of America or any State thereof or the District of Columbia that has a combined capital, surplus and undivided profits of not less than $100,000,000, or any Lender or commercial banking institution organized under the laws of the United Kingdom, Canada or Japan having combined capital, surplus and undivided profits of not less than $100,000,000;

     (e) fully collateralized repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a) and (b) above, entered into with any institution meeting
            -----------     ---
            the qualifications specified in clause (d) above;
                                            ----------

     (f) participations in loans made to a borrower with a debt rating of A-2 or higher form Standard & Poor's Rating Group, a division of McGraw Hill Inc. or P-2 or higher from Moody's Investor Service, Inc.; provided, that such loans must mature within six months form the
            --------
            date such participation is purchased;

     (g) short-term asset management accounts for the purpose of investing in notes issued by a corporation organized under the laws of any state of the United States or of the District of Columbia and rated A-2 or higher by Standard & Poor's Rating Group, a division of McGraw Hill Inc. or P-2 or higher by Moody's Investors Service, Inc.; or

     (h) bonds issued by a municipality or governmental agency and rate not lower than (i) BBB by Standard & Poor's Corporation or (ii) Baa2 by Moody's Investors Service, Inc. and purchased by HOLDINGS or any of its SUBSIDIARIES in the ordinary course of its business in connection with retainage under contracts with its customers.

     SECTION  6.16  DIVIDEND RESTRICTIONS.  HOLDINGS will not pay any dividend
                    ---------------------
or make any other distribution to any PERSON, except:

     (a) dividends or distributions payable in common stock or warrants to purchase common stock or splitups or reclassification of its stock into additional or other shares of its common stock;

     (b) cash dividends or other distributions payable by HOLDINGS not to exceed in aggregate during the term of this Agreement the sum of (i) $5,000,000 plus (ii) fifty percent (50%) of the sum of the positive NET INCOME (if any) for
----
the fiscal quarter of HOLDINGS ending on or about December 31, 1998 plus (iii)
                                                                    ----
fifty percent (50%) of the sum of positive NET INCOME (if any) for each fiscal year of HOLDINGS ending on or after December 31, 1999; provided, that both
                                                       --------
before and after giving effect to such dividends or distributions HOLDINGS shall be in compliance with the provisions of Section 6.19 and 6.20; and
                                        ------------     ----

     (c) cash dividends or distributions made pursuant to (i) the MERGER AGREEMENT (including, without limitations, dividends or distributions made after the date of this Agreement pursuant to Sections 2.6 and 2.11 of the MERGER
                                       ------------     ----
AGREEMENT) and (ii) the separate agreement entered into by HOLDINGS and certain members of senior management of HOLDINGS with respect to the reimbursement of taxes payable by such senior management in connection with the consummation of the transactions contemplated by the MERGER AGREEMENT, provided, that in the
                                                       --------
case of the foregoing clause (ii), such dividends and/or distributions shall not exceed in aggregate $4,000,000.

     SECTION  6.17  RESTRICTIONS UPON CONTRACTS WITH AFFILIATES.  Other than
                    -------------------------------------------
amongst themselves, HOLDINGS and its SUBSIDIARIES will not without the prior written consent of RELIANCE enter into contracts, equipment leases or other agreements with any AFFILIATE except on an arms' length basis or except (a) pursuant to written agreements with third party PERSONS from which HOLDINGS and its SUBSIDIARIES have been or are being benefitted, including but not limited to pension plans and other joint employee benefit programs, insurance programs and other similar joint programs or services, (b) the payment by HOLDINGS and its SUBSIDIARIES to Vectura Holding Company LLC, or any of its AFFILIATES of out of pocket costs and expenses owed to PERSONS who are not AFFILIATES and (c) transactions contemplated by the MERGER AGREEMENT and the EQUITY DOCUMENTS.

     SECTION  6.18  NATURE OF BUSINESS.  HOLDINGS and its SUBSIDIARIES shall not
                    ------------------
engage in any business activities or operations substantially different from or unrelated to its present business activities and operations; provided, that
                                                             --------
HOLDINGS and its SUBSIDIARIES may engage in activities that are reasonably related or ancillary to its business activities or operations.

     SECTION  6.19  NET WORTH.  HOLDINGS and its consolidated SUBSIDIARIES shall
                    ---------
not permit NET WORTH as of the last day of any fiscal quarter of HOLDINGS ending after the date hereof, to be less than the sum of (i) -56,100,000 plus (ii) fifty percent (50%) of the sum of the positive NET INCOME (if any) for the fiscal quarter of HOLDINGS ending on or about December 31, 1998, plus (iii) fifty percent (50%) of the sum
                                      ----
of the positive NET INCOME (if any) for each fiscal year of HOLDINGS ending on or after December 31, 1999 and prior to the date of determination hereunder.

       SECTION  6.20  NET CURRENT ASSETS.   HOLDINGS will not permit the ratio
                      ------------------
of its consolidated current assets to its consolidated current liabilities as of the last day of each fiscal quarter of HOLDINGS to be less than 1.4 to 1 and will not permit its net current assets as of the last day of each fiscal quarter of HOLDINGS to be less than $17,000,000; provided, that in the event HOLDINGS
                                         --------
fails to maintain either of these levels it shall immediately notify RELIANCE and shall have thirty (30) days in which to restore its position. In the determination of current assets, pipe inventory shall be classified as a current asset; and provided further, that for purposes of calculating consolidated
           -------- -------
current liabilities, current maturities of DEBT will be excluded from the calculation thereof to the extent HOLDINGS or any of its SUBSIDIARIES is able to repay such current maturities through the incurrence of other non-current DEBT (including, without limitation, through borrowings under the BANK LOAN FACILITY).

       SECTION  6.21  SUBORDINATED DEBT AND PAYMENT BLOCKAGE
                      NOTICE.
                      --------------------------

       (a) HOLDINGS shall not, and shall not suffer or permit any of its SUBSIDIARIES to, (i) make any payment (other than any payment utilizing proceeds from the issuance of any equity securities by HOLDINGS or any parent entity) of interest on any SUBORDINATED DEBT on any day other than the stated, scheduled date (subject to any applicable grace period) for such payment set forth in the document or agreement evidencing or governing such SUBORDINATED DEBT, (ii) make any voluntary or mandatory prepayment (other than any payment utilizing proceeds from the issuance of any equity securities by HOLDINGS or any parent entity) of principal of, or redeem, purchase or defease, any SUBORDINATED DEBT, or (iii) consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any document or agreement evidencing or governing SUBORDINATED DEBT, except to the extent that such amendment, supplement or other modification would extend the date or reduce the amount of any required repayment or redemption or would amend, supplement or modify any term or provision in a manner not adverse to the rights or interests of RELIANCE.

       (b) HOLDINGS shall promptly give notice in writing to RELIANCE of the receipt by the Trustee under the 1998 DEBT INDENTURE of any PAYMENT BLOCKAGE NOTICE.

                                  ARTICLE VII

                              RIGHTS OF RELIANCE

       SECTION  7.1   FURTHER ASSURANCES/RELIANCE AS ATTORNEY-IN-FACT.
                      -----------------------------------------------
PRINCIPALS agree to sign, execute, file and/or deliver to RELIANCE all documents, reports, papers, pleadings and/or instruments reasonably requested by RELIANCE to obtain, and/or perfect any of RELIANCE's rights under this Agreement. The INDEMNITORS irrevocably nominate and appoint RELIANCE or any other PERSON(s) designated by RELIANCE, effective upon the occurrence and during the continuance of an EVENT OF DEFAULT, true and lawful attorney-in-fact of the INDEMNITORS, with full right and authority, upon the occurrence and during the continuance of an EVENT OF DEFAULT to execute on behalf of, and sign the names of each INDEMNITOR to any voucher, release, satisfaction, check, application for payment, bill of sale of any or all property assigned by this Agreement or any other UNDERWRITING DOCUMENT to RELIANCE or any other paper or contract necessary or desired to carry into effect the purposes of this Agreement or any other UNDERWRITING DOCUMENT, with full right and authority, to satisfy the performance of the CONTRACT(s); and each INDEMNITOR ratifies and confirms all that such attorney-in-fact or RELIANCE may lawfully do in the premises and further authorizes and empowers RELIANCE and such attorney-in-fact and each of them to enter upon and take possession of the tools, plant, equipment, materials and subcontracts and all other collateral security mentioned in this Agreement and enforce, use, employ and dispose thereof for the purposes set forth in this Agreement, INDEMNITORS recognize that the appointment of such attorney-in-fact constitutes a power coupled with an interest.

       SECTION  7.2   CONTRACT FUNDS HELD IN TRUST.  INDEMNITORS and PRINCIPALS
                      ----------------------------
agree and expressly declare that upon the occurrence and during the continuance of an EVENT OF DEFAULT all funds due or to become due under the CONTRACT(s) will immediately become trust funds, whether in possession of INDEMNITORS, PRINCIPALS or another, for the benefit and the payment of all PERSONS to whom a PRINCIPAL incurs obligations in the performance of the CONTRACT(s), for which RELIANCE would be liable under the BOND(s). If RELIANCE discharges any such obligations, with or without a claim asserted against RELIANCE under the BOND(s), it shall be entitled to assert the right of such PERSON to the trust fund.

       SECTION  7.3   RIGHT OF RELIANCE TO SETTLE CLAIMS. RELIANCE shall have
                      ----------------------------------
the exclusive right for itself and for INDEMNITORS and PRINCIPALS to decide and determine whether any claim, demand, suit or judgment on the BOND(s) shall be paid, settled, defended or appealed. Any payment or determination made by RELIANCE under a good faith belief that either RELIANCE was or might be liable therefor or such payments were necessary or advisable to protect any of RELIANCE's rights or to avoid or lessen RELIANCE's liability or alleged liability, shall be final, conclusive and binding upon INDEMNITORS and the PRINCIPALS; and any LOSS which may be sustained or incurred shall be paid by the respective PRINCIPAL or by INDEMNITORS within fifteen (15) days of receipt of written demand by RELIANCE. In the event of any payment, settlement, compromise, or investigation, an itemized statement of LOSS sworn to by an officer or authorized representative of RELIANCE or voucher(s) or other evidence of such LOSS shall be prima facie evidence of the fact and extent of the liability of INDEMNITORS and the PRINCIPALS to RELIANCE in any claim or suit and in any and all matters arising between INDEMNITORS, the PRINCIPALS and RELIANCE.

       SECTION  7.4   AUTHORITY OF RELIANCE TO MAKE LOANS TO PRINCIPAL.  In
                      ------------------------------------------------
addition to the other remedies provided herein, RELIANCE is authorized and empowered, but is not obligated, to advance or loan money or guarantee loans to any PRINCIPAL as RELIANCE may see fit for the purpose of any of the CONTRACT(s), or for the purpose of meeting operational expenses or paying other obligations, bonded or unbonded. Such funds may be advanced or guaranteed at anytime, whether before or after default of such PRINCIPAL under the CONTRACT(s). Upon demand by RELIANCE, each INDEMNITOR shall be responsible to reimburse RELIANCE for all funds so loaned, advanced, or guaranteed and all LOSS incurred by RELIANCE in relation thereto, notwithstanding the failure of any PRINCIPAL to so use those funds. INDEMNITORS waive all notice of such advance, loan, or guarantee.

       SECTION  7.5   AUTHORITY OF RELIANCE TO AMEND BOND. RELIANCE shall have
                      -----------------------------------
the right, and is hereby authorized and empowered, but not required: (a) upon the request of any INDEMNITOR to increase or decrease the penalty or penalties of any BOND(s), to change the OBLIGEE(s) therein, to execute any continuation, enlargements, modifications and renewals thereof or substitute therefor with the same or different conditions, provisions or OBLIGEE(s), and with the same, larger or smaller penalties, it being agreed that this instrument shall apply to and cover such new or changed BOND(s) or renewals even though the consent of RELIANCE may or does substantially increase the liability of the INDEMNITORS and the PRINCIPALS; or (b) to take such steps as it may deem necessary or proper to obtain release from liability under the BOND(s); or (c) to assent to any changes in any CONTRACT, including but not limited to, any change in the time for completion of any CONTRACT and to payments or advances thereunder.

       SECTION  7.6   RIGHTS OF RELIANCE TO TAKE POSSESSION OF THE WORK. Upon
                      -------------------------------------------------
the occurrence and during the continuance of an EVENT OF DEFAULT (for the avoidance of doubt, after giving effect to all applicable grace periods contained in the definition of EVENT OF DEFAULT), in addition to other remedies provided herein, RELIANCE is authorized and empowered, but is not obligated, to take possession of the work under any CONTRACT(s) and at the expense of the respective PRINCIPAL and of INDEMNITORS to complete or to contract for the completion of the same, or to consent to the reletting of the completion thereof by OBLIGEE, or to take such other steps as in the discretion of RELIANCE may be advisable or necessary to obtain its release or to avoid LOSS.

       SECTION  7.7   DEPOSITORY TRUST ACCOUNTS.  Upon the occurrence and during
                      -------------------------
the continuance of an EVENT OF DEFAULT (for the avoidance of doubt, after giving effect to all applicable grace periods contained in the definition of EVENT OF DEFAULT), PRINCIPALS shall, upon demand of RELIANCE, open an account(s) with a bank or similar depository designated by PRINCIPALS and approved by RELIANCE, which account(s) shall be designated as trust account(s) for the deposit of such trust funds, and shall deposit therein all monies paid or to be paid under the CONTRACT(s). Withdrawals from such account(s) shall be by check or similar instruments signed by a representative of RELIANCE and, at RELIANCE's option, countersign by an PRINCIPAL. Said trust(s) shall terminate on the payment by INDEMNITORS and PRINCIPALS of all the contractual obligations for the payment of which the trust(s) are created or upon the expiration of seven (7) years from the date thereof, whichever shall first occur.

       SECTION  7.8   PRESERVATION OF RELIANCE'S RIGHTS.  RELIANCE shall have
                      ---------------------------------
every right and remedy which a personal surety without compensation would have, including the right to secure its discharge from the suretyship, and nothing in this Agreement shall waive, abridge or diminish any right which RELIANCE might have if this Agreement were not executed.

       SECTION  7.9   AUTHORITY OF RELIANCE TO ELECT REMEDIES. Each right,
                      ---------------------------------------
remedy and power of RELIANCE provided in this Agreement or by law, equity, or statute shall be cumulative, and the exercise by RELIANCE of any right, remedy or power shall not preclude RELIANCE's simultaneous or subsequent exercise of any or all other rights, powers or remedies. The failure or delay by RELIANCE to exercise any right, power or remedy shall not waive any right, power or remedy. No notice or demand upon RELIANCE by any INDEMNITOR or any PRINCIPAL shall limit or impair RELIANCE's right to take any action under this Agreement or to exercise any right, power or remedy, subject to the provisions of Section 3.5
                                                                  -----------
herein.


                                 ARTICLE  VIII

                                 MISCELLANEOUS

       SECTION  8.1   BENEFICIAL PARTIES. This Agreement shall, in all its terms
                      ------------------
and agreements, be for the benefit of and protect any PERSON joining with RELIANCE in executing any BOND or BONDS or executing at the request of RELIANCE said BOND or BONDS as well as any PERSON assuming co-suretyship or reinsurance thereupon.

       SECTION  8.2   JOINT AND SEVERAL.  The agreements and covenants herein
                      -----------------
contained shall be binding upon the undersigned, both jointly and severely, upon their successors and assigns jointly and severely, provided, that the PRINCIPALS
                                                   --------
and the INDEMNITORS may not assign their rights hereunder without the prior written consent of RELIANCE.

       SECTION  8.3   ATTORNEYS FEES.  The INDEMNITORS agree hereby to pay the
                      --------------
reasonable attorneys fees and expenses incurred by RELIANCE in the preparation and enforcement of this Agreement and the other UNDERWRITING DOCUMENTS.

       SECTION  8.4   APPLICABLE LAW. The terms and conditions of this Agreement
                      --------------
shall be construed under the laws of Pennsylvania.

       SECTION  8.5   JURISDICTION FOR SUITS UNDER THIS AGREEMENT. Separate
                      -------------------------------------------
suits may be brought hereunder as causes of action may accrue, and the pendency or termination of any such suit shall not bar any action, whether previously or subsequently arising. PRINCIPALS and INDEMNITORS consent to the jurisdiction of the state and federal court located in Philadelphia, PA to bring any action against them under this Agreement or the BOND(s). Each PRINCIPAL and each INDEMNITOR are the agents for all PRINCIPALS and all INDEMNITORS for the purpose of accepting service of process.

       SECTION  8.6   INDEMNITORS WAIVE DEFENSE OF SUBSEQUENT EXECUTION.
                      -------------------------------------------------
INDEMNITORS waive any defense that this Agreement was executed subsequent to any BOND, admitting that such BOND was executed pursuant to each INDEMNITOR'S request and in reliance upon INDEMNITORS' promise to execute this Agreement.

       SECTION  8.7   VALIDITY OF AGREEMENT.  Failure to execute, or defective
                      ---------------------
execution, by any party shall not affect the validity of this Agreement as to any other party executing the same and each other party shall remain fully bound and liable hereunder. Invalidity of any portion or provision of this Agreement by reason of the laws of any state or for any other reason shall not render the other provisions or portions invalid. Executions of any application or submission for any BOND by any PRINCIPAL, or of any other indemnity agreement by any INDEMNITOR for the PRINCIPALS shall not abrogate, waive or diminish any rights of RELIANCE under this Agreement. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

       SECTION  8.8   ORAL MODIFICATIONS INEFFECTIVE.  This Agreement may not be
                      ------------------------------
changed or modified orally. No change or modification to this Agreement shall be effective unless specifically agreed to in writing and executed by RELIANCE and HOLDINGS.

       SECTION  8.9   NOTICES. It is mutually agreed that any and all notices or
                      -------
demands herein provided for must be given in writing and shall be deemed given if and when delivered in person or duly deposited in the United States mails, postage prepaid for regular or certified mail, properly addressed to the party to whom given at the address of such party shown in this Agreement; provided,
                                                                    --------
that any party may specify any other post office address in the United States by giving at least ten (10) days written notice thereof to the other party.

Notice to RELIANCE shall be sent to:

      Reliance Insurance Company
      Three Parkway
      Philadelphia, PA  19102-1376

      Attention: Surety Department

Notice to any PRINCIPAL or to any INDEMNITOR shall be sent to:

      Great Lakes Dredge & Dock Corporation
      2122 York Road
      Oak Brook, IL  60523

      Attention:  Bruce J. Biemeck
                  Chief Financial Officer

With a copy to:

      Winston & Strawn
      35 W. Wacker Drive
      Chicago, Illinois  60601

      Attention:  Brian S. Hart, Esq.

     SECTION  8.10  REAFFIRMATION AND RESTATEMENT.  and restatement of the
                    -----------------------------
ORIGINAL AGREEMENT and the DEBT evidenced by the ORIGINAL AGREEMENT is continuing DEBT. Nothing herein shall be deemed to constitute a payment, settlement or novation of the DEBT evidenced by the ORIGINAL AGREEMENT, or to release or otherwise adversely affect any LIEN securing such DEBT or any rights RELIANCE has against any guarantor, surety or other party primarily or secondarily liable for such DEBT.

     SECTION  8.11  CONFIDENTIALITY.  RELIANCE agrees that they will maintain
                    ---------------
the confidentiality of any written or oral information provided to RELIANCE by or on behalf of HOLDINGS or any of its SUBSIDIARIES (hereinafter collectively called "Confidential Information"), subject to RELIANCE'S (a) obligation to
        ------------------------
disclose any such Confidential Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such Confidential Information to its examiners, auditors, counsel and other professional advisors, (c) right to disclose any such Confidential Information in connection with any litigation or dispute involving RELIANCE and HOLDINGS or any of its SUBSIDIARIES (d) right to provide such information to other Persons for the purpose of procuring co-suretyship or reinsurance if such Person agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section as if it were a party hereto. Notwithstanding the foregoing, any such information supplied to RELIANCE or another Person under this Agreement shall cease to be Confidential Information if it is or becomes known to such Person by other than unauthorized disclosure, or if it becomes a matter of public knowledge.

     SECTION  8.12  RELEASE OF LIENS.  RELIANCE agrees to release the LIENS
                    ----------------
under the SECURITY AGREEMENTS, the VESSEL MORTGAGES, and any other UNDERWRITING DOCUMENTS, and to execute and deliver such documents and instruments requested by any PRINCIPAL to effect such release;

     (a) on any property or assets in which the agent under the BANK LOAN FACILITY has a first priority LIEN and if such first priority LIEN is released by the agent under the BANK LOAN FACILITY;

     (b) on any property or assets for which substitute collateral is provided with an appraisal value at least equal to the value of the property or assets released;

     (c) on all collateral upon termination of this Agreement and payment in full of all obligations under this Agreement; and

     (d) on any property or assets upon the sale, transfer or other disposition of such property or assets which is otherwise permitted under this Agreement, up to an aggregate fair market value, as determined in good faith by the applicable PRINCIPAL selling such property or assets, not to exceed $5,000,000 during the term of this Agreement; provided, that RELIANCE is given prior written notice of
                        --------
the fair market value of such transaction.

IN WITNESS WHEREOF, this Agreement is executed by the parties on the day and date first set forth above.

GREAT LAKES DREDGE & DOCK CORPORATION

BY:
   --------------------------------
   Its
      -----------------------------

GREAT LAKES INTERNATIONAL, INC.

BY:
   --------------------------------
   Its
      -----------------------------

GREAT LAKES DREDGE & DOCK COMPANY

BY:
   --------------------------------
   Its
      -----------------------------

LYDON DREDGING & CONSTRUCTION COMPANY, LTD.

BY:
   --------------------------------
   Its
      -----------------------------

GATES CONSTRUCTION CORPORATION

BY:
   --------------------------------
   Its
      -----------------------------

NATCO DREDGING LIMITED PARTNERSHIP

BY:
   --------------------------------
   Its
      -----------------------------

NORTH AMERICAN TRAILING COMPANY

BY:
   --------------------------------
   Its
      -----------------------------

FIFTY-THREE DREDGING COMPANY

BY:
   --------------------------------
   Its
      -----------------------------

DAWSON DREDGING COMPANY

BY:
   --------------------------------
   Its
      -----------------------------

     RELIANCE INSURANCE COMPANY

     UNITED PACIFIC INSURANCE COMPANY
     RELIANCE NATIONAL INSURANCE COMPANY
     RELIANCE SURETY COMPANY

BY:
   --------------------------------

   --------------------------------
   Its
      -----------------------------